                         SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C. 20549


                                      FORM 8-K

                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                            DATE OF REPORT: June 5, 1998
                   DATE OF EARLIEST EVENT REPORTED: May 21, 1998




                        CHILDREN'S BROADCASTING CORPORATION
               (Exact name of registrant as specified in its charter)


         MINNESOTA                   0-21534                  41-1663712
         ---------                   -------                  ----------
      (State or other         (Commission File No.)     (IRS Employer ID No.)
        jurisdiction
     of incorporation)

                724 FIRST STREET NORTH, MINNEAPOLIS, MINNESOTA 55401
                      (Address of principal executive offices)


                                   (612) 338-3300
                (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

     (a) On May 21, 1998, the credit agreement with Foothill Capital Corporation ("Foothill") was amended effective April 17, 1998. Pursuant to the amendment, the Company received an additional term note payable advance of $2.0 million, of which the Company received proceeds totaling $1.0 million, paid a loan origination fee of $200,000, and established an interest reserve of $800,000 to be used for payment of future interest. Also, pursuant to the amendment, the variable interest rate was increased by 1% on the entire outstanding loan balance, and the Company received a forbearance of all principal payments and certain covenant requirements through September 30, 1998. As additional consideration for the amendment, the Company issued Foothill an additional warrant to purchase 200,000 shares of the Company's Common Stock.

     (b) Reference is made to the cautionary statements of the Registrant, presented in the Registrant's Form 10-KSB for the year ended December 31, 1997, filed on March 31, 1998.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

          10.1 Amendment Number Three to Amended and Restated Loan and Security Agreement by and between the Company and Foothill Capital Corporation, dated as of May 21, 1998, and effective as of April 17, 1998.

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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 1998           CHILDREN'S BROADCASTING CORPORATION



                         BY:   /s/ Patrick D. Grinde
                              --------------------------------------------------
                              Patrick D. Grinde
                         ITS: Chief Financial Officer


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                                   EXHIBIT INDEX

      EXHIBIT
        NO.                                 DESCRIPTION
--------------------------------------------------------------------------------
        10.1        Amendment Number Three to Amended and Restated Loan and
                    Security Agreement by and between the Company and Foothill
                    Capital Corporation, dated as of May 21, 1998, and
                    effective as of April 17, 1998.